1st Quarter 2014 Earnings o Conference Call April 22, 2014 Exhibit 99.3

A solid start to 2014 1Q14 Results ‣Net income available to common shareholders of $311 million or $0.22 per diluted share ‣Experienced $1.1 billion in loan growth ‣Overall expenses declined 14%; adjusted expenses(1) declined 4% ‣Net charge-off ratio of 0.44% - lowest level since 3Q07 2 1Q14 Accomplishments ‣Achieved quality household growth ‣Recognized as top bank for customer experience ‣Achieved net checking account and credit card growth in all 19 market areas ‣Received no objection to capital plan “We want to be the first choice when it comes to meeting customers’ needs, whether it is through quality customer service, superior products, or alternative delivery channels.” (1) Non-GAAP; see appendix for reconciliation

Loans • Loan growth continues to be driven by business lending • Commercial and industrial loans increased 4% • Commercial line utilization increased 170 basis points and commitments for new loans increased 2% to $39 billion • Investor real estate loans increased for the first time in over 4 years • Indirect auto production increased 4% and loans increased 6% • As expected, credit card balances declined following seasonally high fourth quarter • Continue to expect 2014 loan growth to be in the 3% to 5% range 45,061 46,044 46,736 45,968 47,090 28,875 28,946 29,156 28,641 28,590 $73,936 $74,990 $75,892 $74,609 $75,680 1Q13 2Q13 3Q13 4Q13 1Q14 Business Lending Consumer Lending Total Loan Balances(1) 3 (1) Ending balances ($ in millions)

4 • Total average deposits increased $874 million from the fourth quarter • Low-cost deposits increased to 90% of total average deposits • Deposit costs remain at historical low of 12 basis points • Total funding costs declined 1 basis point to 33 basis points • Continue to expect 2014 deposit growth to be in the 1% to 2% range Deposits and funding costs 80,960 81,190 81,663 82,163 83,506 12,904 11,423 10,417 9,888 9,419 $93,864 $92,613 $92,080 $92,051 $92,925 18 bps 15 bps 13 bps 12 bps 12 bps 1Q13 2Q13 3Q13 4Q13 1Q14 Low-Cost Deposits Time Deposits + Other Deposit Costs Deposit balances(1) and deposit costs ($ in millions) 45 bps 40 bps 35 bps 34 bps 33 bps 1Q13 2Q13 3Q13 4Q13 1Q14 Funding costs (1) Average balances

Net interest income and net interest margin • Net interest income (FTE) decreased 2% from prior quarter, attributable to fewer days in the quarter and impact of low interest rate environment on loan yields • Net interest margin remained steady from previous quarter, largely reflecting offsetting impacts of higher cash balances and declines in premium amortization • Expect net interest margin to remain relatively stable in 2014 if rates remain at approximately current level Net interest income and net interest margin ($ in millions) $811 $821 $838 $846 $831 3.13% 3.16% 3.24% 3.26% 3.26% 1Q13 2Q13 3Q13 4Q13 1Q14 Net Interest Income (FTE) Net Interest Margin 5

Non-interest revenue

- Non-interest revenue down $88 million from fourth quarter; however, fourth quarter included benefits of $56 million
- Service charges down, driven by lower seasonal trends and continued changes in customer behavior
- As expected, mortgage income declined; mortgage production down 22% sequentially
- Wealth Management revenue up 6% over prior quarter
  - Continue to add high quality wealth advisors, financial consultants and insurance brokers to help uncover and to meet client needs



Non-interest revenue
($ in millions)
$501
$497
$495
$526
$438
83
86
72
76
184
85
87
69
81
175
60
111
52
82
190
134
84
43
80
185
57
89
40
79
173
1Q13
2Q13
3Q13
4Q13
1Q14
Other
Wealth Management Income (2)
Mortgage Income
Card and ATM fees (1)
Service charges on deposit accounts

(1) "Card and ATM fees" line item represents the combined amounts of credit card/bank card income and debit card and ATM related revenue. Credit card/bank card income was previously reported as a separate line item. Debit card and ATM related revenue was previously included in "service charges on deposit accounts" line item. All prior periods presented have been reclassified to conform to this presentation.

(2) Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

REGIONS 6

Expenses • Adjusted expenses(1) declined 4% from 4Q • Troubled debt restructuring (TDR) sale was finalized and actual expenses were $35 million less than initially estimated • Salaries and benefits declined 2% - seasonal increases in payroll taxes offset by lower benefits and staffing levels • Legal and professional fees down $11 million, or 24% from prior quarter • Incurred additional $6 million in charges related to previously disclosed branch consolidations that occurred during the quarter • Expect full year 2014 adjusted expenses to be lower than full year adjusted 2013 expenses (1) Non-GAAP; see appendix for reconciliation Adjusted non-interest expenses(1) ($ in millions) $842 $828 $879 $883 $846 1Q13 2Q13 3Q13 4Q13 1Q14 7

Asset quality Net charge-offs and ratio ($ in millions) NPLs and coverage ratio(2) ($ in millions) Criticized and classified loans(3) ($ in millions) Troubled debt restructurings ($ in millions) 127 151 $180 $144 $114 $278 $82 0.99% 0.77% 0.60% 0.67% 0.44% 1Q13 2Q13 3Q13 4Q13 1Q14 Net Charge-Offs related to loan transfer Adjusted Net Charge-Offs Adjusted Net Charge-Offs ratio $1,586 $1,506 $1,354 $1,082 $1,070 110% 109% 114% 124% 118% 1Q13 2Q13 3Q13 4Q13 1Q14 NPLs Coverage Ratio 2,964 2,776 2,477 2,088 1,914 1,136 1,142 1,035 927 1,067 $4,100 $3,918 $3,512 $3,015 $2,981 1Q13 2Q13 3Q13 4Q13 1Q14 Classified Loans Special Mention 1,187 1,166 1,159 463 457 2,335 2,182 2,050 1,712 1,687 579 $3,522 $3,348 $3,209 $2,754 $2,144 1Q13 2Q13 3Q13 4Q13 1Q14 TDRs Held-For-Sale All Other Residential First Mortgage(1) Year-over-year change (2) Excludes loans held for sale (3) Includes commercial and investor real estate loans only (4) See GAAP to non-GAAP reconciliation in appendix (5) The All Other category includes TDRs classified as Held-For-Sale for the following periods : $13M in 1Q13, $39M in 2Q13, $31M in 3Q13 and $38M in 1Q14. (4) (4) (5) (5) 54% Decline(1) 33% Decline in Total NPLs(1) 27% Decline(1) 39% Decline(1) 8

Capital and liquidity Tier 1 capital ratio(1) Loan to deposit ratio(3) Tier 1 common ratio(1)(2) (1) Current quarter ratios are estimated (2) See GAAP to non-GAAP reconciliation in appendix (3) Based on ending balances 12.4% 11.6% 11.5% 11.7% 11.9% 1Q13 2Q13 3Q13 4Q13 1Q14 11.2% 11.1% 11.0% 11.2% 11.4% 1Q13 2Q13 3Q13 4Q13 1Q14 79% 81% 82% 81% 81% 1Q13 2Q13 3Q13 4Q13 1Q14 • Basel III Common Equity Tier 1 ratio(1)(2) estimated to be approximately 10.8%, which is well above minimum threshold • Liquidity at both the bank and holding company remains solid with a loan to deposit ratio of 81% • Regions remains well-positioned to be fully compliant with the Liquidity Coverage Ratio 9

Appendix 10

Non-GAAP reconciliation: Non-interest expense

The table below presents non-interest expense (GAAP) excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. This non-GAAP financial measure is also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as that applied by management.

.

	Quarter Ended								
($ amounts in millions)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	1Q14 vs. 4Q13		1Q14 vs. 1Q13	
Non-interest expense (GAAP)	$ 817	$ 946	$ 884	$ 884	$ 842	$ (129)	(13.6)%	$ (25)	(3.0)%
Adjustments:									
Loss on early extinguishment of debt	—	—	(5)	(56)	—	—	NM	—	NM
Regulatory charge	—	(58)	—	—	—	58	(100.0)%	—	NM
Branch consolidation and property and equipment charges	(6)	(5)	—	—	—	(1)	20.0 %	(6)	NM
Gain on sale of TDRs held for sale, net	35	—	—	—	—	35	NM	35	NM
Adjusted non-interest expense (non-GAAP)	$ 846	$ 883	$ 879	$ 828	$ 842	$ (37)	(4.2)%	$ 4	0.5 %

NM – Not Meaningful

REGIONS 11

Non-GAAP reconciliation: Net charge-off ratio

Select calculations for annualized net charge-offs as a percentage of average loans are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended				
($ amounts in millions)		3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Residential first mortgage net charge-offs (GAAP)	A	$ 9	$ 164	$ 13	$ 18	$ 22
Less: Net charge-offs associated with transfer to loans held for sale		—	151	—	—	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$ 9	$ 13	$ 13	$ 18	$ 22
Total consumer net charge-offs (GAAP)	C	$ 57	$ 219	$ 72	$ 72	$ 84
Less: Net charge-offs associated with transfer to loans held for sale		—	151	—	—	—
Adjusted total consumer net charge-offs (non-GAAP)	D	$ 57	$ 68	$ 72	$ 72	$ 84
Total net charge-offs (GAAP)	E	$ 82	$ 278	$ 114	$ 144	$ 180
Less: Net charge-offs associated with transfer to loans held for sale		—	151	—	—	—
Adjusted net charge-offs (non-GAAP)	F	$ 82	$ 127	$ 114	$ 144	$ 180
Average residential first mortgage loans (GAAP)	G	$ 12,127	$ 12,752	$ 12,835	$ 12,823	$ 12,900
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	74	—	—	—
Adjusted average residential first mortgage loans (non-GAAP)	H	$ 12,127	$ 12,826	$ 12,835	$ 12,823	$ 12,900
Average total consumer loans (GAAP)	I	$ 28,603	$ 29,147	$ 29,031	$ 28,892	$ 29,020
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	74	—	—	—
Adjusted average total consumer loans (non-GAAP)	J	$ 28,603	$ 29,221	$ 29,031	$ 28,892	$ 29,020
Total average loans (GAAP)	K	$ 75,139	$ 75,843	$ 75,359	$ 74,549	$ 73,919
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	74	—	—	—
Adjusted total average loans (non-GAAP)	L	$ 75,139	$ 75,917	$ 75,359	$ 74,549	$ 73,919
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.32 %	5.10 %	0.41 %	0.56 %	0.68 %
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.32 %	0.41 %	0.41 %	0.56 %	0.68 %
Total consumer net charge-off percentage (GAAP)*	C/I	0.81 %	2.98 %	0.99 %	0.99 %	1.17 %
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.81 %	0.93 %	0.99 %	0.99 %	1.17 %
Total net charge-off percentage (GAAP)*	E/K	0.44 %	1.46 %	0.60 %	0.77 %	0.99 %
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.44 %	0.67 %	0.60 %	0.77 %	0.99 %

*Annualized

REGIONS 12

Non-GAAP reconciliation: Tier 1 common

The following table provides calculations of Tier 1 capital (regulatory) and "Tier 1 common equity" (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank's capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company's Comprehensive Capital Analysis and Review ("CCAR"), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions' capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended				
($ amounts in millions)		3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
TIER 1 COMMON RISK-BASED RATIO(1)—CONSOLIDATED						
Stockholders' equity (GAAP)		$ 16,132	$ 15,768	$ 15,489	$ 15,329	$ 15,740
Accumulated other comprehensive (income) loss		229	319	411	478	12
Non-qualifying goodwill and intangibles		(4,804)	(4,798)	(4,804)	(4,812)	(4,819)
Disallowed servicing assets		(29)	(31)	(30)	(30)	(37)
Qualifying non-controlling interests		—	—	—	—	93
Qualifying trust preferred securities		—	—	—	3	501
Tier 1 capital (regulatory)		$ 11,528	$ 11,258	$ 11,066	$ 10,968	$ 11,490
Qualifying non-controlling interests		—	—	—	—	(93)
Qualifying trust preferred securities		—	—	—	(3)	(501)
Preferred stock		(442)	(450)	(458)	(466)	(474)
Tier 1 common equity (non-GAAP)	A	$ 11,086	$ 10,808	$ 10,608	$ 10,499	$ 10,422
Risk-weighted assets (regulatory)	B	97,127	96,416	96,486	94,640	92,787
Tier 1 common risk-based ratio (non-GAAP)	A/B	11.4 %	11.2%	11.0%	11.1%	11.2%

(1) Current quarter amount and the resulting ratio are estimated.

REGIONS 13

Non-GAAP reconciliation: Basel III common equity tier 1

The following table provides calculations of "Common equity Tier 1" (CET1), based on Regions' current understanding of the Final Basel III requirements. In December 2010, the Basel Committee on Banking Supervision (the "Basel Committee") released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions' current understanding of the final framework, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on the same basis.

		As of and for Quarter Ended				
($ amounts in millions)		**3/31/2014**	12/31/2013	9/30/2013	6/30/2013	3/31/2013
BASEL III COMMON EQUITY TIER 1 RATIO (1)(2)						
Stockholder's equity (GAAP)		$ **16,132**	$ 15,768	$ 15,489	$ 15,329	$ 15,740
Non-qualifying goodwill and intangibles (3)		**(4,923)**	(4,922)	(4,933)	(4,946)	(4,956)
Proposed Adjustments						
Adjustments, including other comprehensive income related to cash flow hedges, disallowed deferred tax assets, threshold deductions and other adjustments		**—**	—	—	—	(301)
Final Rules Adjustments						
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**61**	130	244	291	—
Preferred stock		**(442)**	(450)	(458)	(466)	(474)
Basel III common equity Tier 1 (non-GAAP)	A	$ **10,828**	$ 10,526	$ 10,342	$ 10,208	$ 10,009
Basel III risk-weighted assets (non-GAAP) (4)	B	$ **100,368**	$ 99,483	$ 99,739	$ 99,048	$ 109,728
Basel III common equity Tier 1 ratio (non-GAAP)	A/B	**10.8 %**	10.6%	10.4%	10.3%	9.1%

(1) Current quarter amounts and the resulting ratio are estimated.
(2) The March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013 estimates are based on the final rule released in July 2013. The March 31, 2013 estimate is based on June 2012 U.S. Notices of Proposed Rulemaking.
(3) Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.
(4) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS 14

Forward-looking statements The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. •Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reduction of economic growth. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook. • Possible changes in market interest rates. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments. Our ability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner. • Changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies. • Our ability to obtain regulatory approval (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments. • Our ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms. • The costs and other effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries is a party. • Any adverse change to our ability to collect interchange fees in a profitable manner, whether such change is the result of regulation, legislation or other governmental action. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business, including operational risk and credit risk. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks. •The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage. • Our ability to keep pace with technological changes. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft. • Possible downgrades in our credit ratings or outlook. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally. • The effects of the failure of any component of our business infrastructure which is provided by a third party. • Our ability to receive dividends from our subsidiaries. • Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. This presentation may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward- looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: 15

16